UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 1, 2001

                               DTI HOLDINGS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Missouri
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                (State or other jurisdiction of incorporation)

                                   333-50049
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                            (Commission File Number)

                                   43-1828147
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                       (IRS Employer Identification No.)


          8112 Maryland Ave., 4th Floor, St. Louis, Missouri 63105
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          (Address of Principal Executive Office)          (Zip Code)

               Registrant's telephone number, including area code:
                                 (314) 253-6600


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Item 1.  Changes in Control of Registrant

On February 8, 2001, KLT Telecom Inc. ("KLTT") acquired 20,093,936 outstanding shares of common stock, par value $.01 of DTI Holdings, Inc. (the "Company") in a privately negotiated purchase from the Company's founder, Richard D. Weinstein, as previously disclosed in the Company's Current Report on Form 8-K dated December 27, 2000 (filed December 27, 2000) and as more fully described in the press release attached to this Form 8-K. In connection with the Weinstein share purchase, Mr. Weinstein and KLTT entered into a shareholders' agreement pursuant to which Mr. Weinstein was entitled to nominate one person to the Company's board of directors. Mr. Weinstein resigned his position as Chairman, President and Chief Executive Officer of the Company. Gary W. Douglass, Senior Vice President and Chief Financial Officer, has been appointed Interim CEO.

In addition, on February 1, 2001, KLTT acquired warrants ("Warrants") to purchase 3,434,723 shares of the Company's Common Stock issued pursuant to the Warrant Agreement dated February 23, 1998, between the Company and The Bank of New York, as warrant agent, by means of a cash tender offer (the "Warrant Offer"). KLTT has also entered into an agreement to acquire warrants to purchase 303,030 shares of the Company's Common Stock pursuant to a Warrant issued by the Company to Credit Agricole (formerly known as Banque Indosuez).

Pursuant to the Warrant Offer, KLTT offered to purchase Warrants at a purchase price of $2.328 per Warrant. The Warrant Offer expired at 12:00 noon, New York City time, on January 29, 2001. Based on the final count by American Stock Transfer & Trust Company, the depositary for the Warrant Offer, 3,434,723 Warrants were properly tendered pursuant to the Warrant Offer. Under the terms of the Warrant Offer, KLTT accepted for purchase and, on February 1, 2001, purchased all of the 3,434,723 Warrants. As a result of KLTT having purchased all of the tendered Warrants, and following the Weinstein share purchase and Banque of IndoSuez warrant purchase described above, KLTT became the beneficial owner of more than 83% of the issued and outstanding shares of capital stock of the Company. Prior to the consummation of the Warrant Offer and Weinstein share purchase, KLTT beneficially owned approximately 47% of the issued and outstanding shares of capital stock, on a fully diluted basis.

The source of funds for KLTT's acquiring the Warrants and for the Weinstein share purchase was from cash on hand and from borrowings from KLTT's parent, KLT Inc. ("KLT"). KLT financed such funds from cash on hand and through sales of additional common stock to its sole shareholder, Kansas City Power & Light Company.


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Item 5.  Other Events

a) The Company announced on December 27, 2000 that it planned to initiate a cash tender offer and consent solicitation relating to the purchase of up to 50.1% of its 12 1/2% Series B Senior Discount Notes Due 2008 (the "Notes") in a Dutch Auction at a price per $1,000 of principal amount at maturity of not greater than $400 nor less than $250, in increments of $10, subject to a maximum payment of cash by the Company of $94,833,700, excluding accrued interest, as more fully described in the press release attached to this Form 8-K (the "Notes Offer").

On February 1, 2001, the Company acquired $254,975,000 in aggregate principal amount at maturity of the Notes pursuant to the Notes Offer.

The Notes Offer expired at 12:00 noon, New York City time, on January 29, 2000. Based on the final count by American Stock Transfer & Trust Company, the depositary for the Notes Offer, 254,975 Notes were properly tendered pursuant to the Notes Offer. Under the terms of the Notes Offer, the Company accepted for purchase and, on February 1, 2001, purchased all of the tendered Notes.

The source of funds for acquiring the Notes was borrowings (the "Loan") from KLTT, pursuant to a $94 million Demand Promissory Note (the "Demand Note"), dated February 1, 2001 and a Pledge Agreement (collectively with the Demand Note, the "Loan Documents"). The Loan was fully drawn on February 1, 2001 and such proceeds were used on that date to purchase all of the tendered Notes.

The Demand Note is secured in the maximum principal amount of $94 million. As collateral for the Loan, the Company granted KLTT a first priority security interest in all of the issued and outstanding shares of common stock of Digital Teleport, Inc., and Digital Teleport of Virginia, Inc., both Missouri corporations and the Company's wholly-owned subsidiaries.

The Loan is due and payable on demand. Interest on the unpaid principal of the Demand Note will be due and payable when demand is made for payment of the principal of the Demand Note.

The Loan Documents contain restrictive covenants which impose limitations on the Company with respect to, among other things: limitations with respect to incurring liens on the Company's property and changes to the Company's capital structure. The Loan Documents also contain various event of default provisions, including default in payment of principal or interest of the Loan, default in compliance with other terms of the Loan Documents, and unauthorized disposition of the Collateral.

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

b) In connection with the Notes Offer, the Company solicited consents from the holders of the Notes representing at least a majority in aggregate principal amount of the outstanding Notes held by persons other than the Company or its affiliates to certain amendments to the Notes indenture, as more fully described the December 27 Form 8-K. The consent solicitation expired at 12:00 noon, New York City time, on January 29, 2000. Based on the final count by American Stock Transfer & Trust Company, the depositary for the Consent Solicitation, consents relating to $260,902,000 principal amount of the Notes to the amendments to the Indenture were properly delivered. The Company executed and delivered a supplemental indenture No. 1 on February 1, 2001 to the Bank of New York, trustee under the Indenture. A copy of the Supplemental Indenture No. 1 is filed herewith.

Item 7.  Financial Statements and Exhibits

         C.  Exhibits


              4.1 First Supplement and Amendment to Trust Indenture between The Bank of New York, as Trustee, and DTI Holdings, Inc. dated February 1, 2001.

              10.1 Demand Promissory Note between DTI Holdings and KLT Telecom Inc. dated February 1, 2001.

              10.2 $25 million Senior Secured Revolving Credit Facility between Digital Teleport, Inc. and KLT Telecom Inc. dated January 31, 2001.

              10.3 DTI Holdings, Inc. Pledge Agreement between DTI Holdings, Inc. and KLT Telecom Inc. dated February 1, 2001.

              99.1  Press release dated February 12, 2001



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                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DTI HOLDINGS, INC.

Date: February 14, 2001               By: /s/ Gary W. Douglass
                                         ---------------------------------------
                                      Gary W. Douglass
                                      Senior Vice President - Finance and
                                      Administration and Chief Financial Officer






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